Exhibit 32.2

                                  CERTIFICATION



The undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in her capacity as an officer of Cobalt Corporation ("Cobalt"), that, to her knowledge, the Annual Report for the Cobalt Corporation 401(k) Savings Plan on Form 11-K for the period ended December 31, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects the assets available for benefits and changes in assets available for benefits of the Plan. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 11-K. A signed original of this statement has been provided to Cobalt and will be retained by Cobalt and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  August 6, 2003                 By: /s/ Gail L. Hanson
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                                          Gail L. Hanson
                                          Senior Vice President, Chief Financial
                                          Officer and Treasurer